Exhibit 3.82

Form 207		This space reserved for office use.
(revised 9/03)		FILED
Return in Duplicate to:		In the Office of the
Secretary of State		Secretary of State of Texas
P.O. Box 13697		MAR 01 2005
Austin, TX 78711-3697	Certificate of
FAX: 512/463-5709	Limited Partnership	Corporations Section
Pursuant to
Filing Fee: $750	Article 6132a-1

1. Name of Limited Partnership

The name of the limited partnership is as set forth below:

RTTA, LP

The name of the entity must contain the words “Limited Partnership” or the abbreviations “L.P.,” “LP,” or “Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

2. Principal Office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Street Address 150 West Church Avenue

City	State	Zip Code	Country
Maryville	TN	37801	USA

3. Registered Agent and Registered Officer (Select and complete either A or B, then complete C)

☒ A. The initial registered agent is an organization (cannot be partnership named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
350 N. St. Paul Street	Dallas	TX	75201

4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner is as follows:

General Partner 1

Legal Entity: The general partner is a legal entity named:

RTBD Inc, a Delaware Corporation

Individual: The general partner is an individual whose name is set forth below:

First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address	City	State	Zip Code
150 West Church Avenue	Maryville	TN	37801

STREET ADDRESS OF GENERAL PARTNER 1

Mailing Address	City	State	Zip Code
150 West Church Avenue	Maryville	TN	37801

General Partner 2

Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:

Partner 2—First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 2

Mailing Address	City	State	Zip Code

STREET ADDRESS OF GENERAL PARTNER 2

Mailing Address	City	State	Zip Code

5. Supplemental Information

Text area: [The attached addendum, if any, is incorporated herein by reference]

Effective Date of Filing

☒ A. This document will become effective when the document is filed by the secretary of state.

OR

☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

RTTA, LP
By: RTBD, In., General Partner
By: Scarlett May , Vice President

/s/ Scarlett May		Name of General Partner 2

Signature of General Partner 1		Signature of General Partner 2